UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    November 17, 2010

Medizone International, Inc.

(Exact name of registrant as specified in its charter)

Nevada

002-93277-D

87-0412648

(State or other jurisdiction

(Commission

(IRS Employer

      of incorporation)

File Number)

           Identification No.)

144 Buena Vista, P.O. Box 742, Stinson Beach, California

    94970

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code

(415) 868-0300

(Former Name or Former Address, if Changed Since Last Report)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Item 3.02

Unregistered Sales of Equity Securities

On November 17, 2010, Medizone International, Inc. (the “Company”), entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Mammoth Corporation (“Mammoth”).

Pursuant to the terms of the Purchase Agreement, the Company has the right to issue and sell to Mammoth, and Mammoth shall be obligated to purchase up to $10,000,000 of Common Stock of the Company (the “Commitment Amount”) subject to the terms and conditions set forth in the Purchase Agreement.  The material terms of the Purchase Agreement include the following:

-

The Company, may, in its sole discretion, make draw downs against the Commitment Amount (each a “Draw Down”) during the two years following the effectiveness of a registration statement to register the resale of shares of Common Stock issued in connection with the Purchase Agreement (the “Commitment Period”), which Draw Downs Mammoth is obligated to accept, subject to the terms and conditions of the Purchase Agreement.

-

Only one Draw Down is allowed in each Draw Down Pricing Period.  The number of shares of Common Stock purchased by Mammoth with respect to each Draw Down is to be determined by dividing the Draw Down Amount by the applicable Purchase Price (equal to 75% of the lowest closing bid price of the Company’s Common Stock (as reported by the Market or quotation service on which the company’s shares trade) during the five days preceding the Draw Down).

-

The Company makes a Draw Down by providing to Mammoth a draw down notice (the “Draw Down Notice”), via facsimile transmission or email, as to the dollar amount of the Draw Down (the “Investment Amount”) the Company wishes to exercise.  The Draw Down Notice will not be effective until its receipt is confirmed in writing by the Purchaser via facsimile or email transmission.  There must be a minimum of 15 Trading Days between each Draw Down Notice.

-

The minimum Investment Amount for any Draw Down shall be $25,000 and the maximum Investment Amount shall be $500,000.  Subject to the foregoing, in the event the maximum Investment Amount is greater than the Commitment Amount, as to such Draw Down only, the remaining amount of the Commitment Amount shall be the amount of such Draw Down.

As a condition to funding under the equity line, the company is required to file a registration statement with the Securities and Exchange Commission covering all shares to be sold to Mammoth under the agreement.

Accordingly, the Company and Mammoth also entered into a Registration Rights Agreement (the “RRA”), pursuant to which the Company agreed to file a registration statements (the “Registration Statement”) to register the resale by Mammoth of the shares of common stock issued in connection with the Purchase Agreement.  The Company agreed to file the Registration Statement within forty-five (45) days of the signing of the Purchase Agreement and the RRA, and to cause the Registration Statement to become effective within the earlier of (i) ninety (90) days of the date of filing the Registration Statement, or (ii) five (5) days after receiving written notice of Commission clearance of comments.  Additionally, the Company agreed that it will within said five (5) days request acceleration of effectiveness.

Once the Registration Statement has been declared effective by the United States Securities and Exchange Commission, the Company will have the right under the Purchase Agreement to begin making Draw Downs against the Commitment Amount, and issuing shares of its common stock.  Although the Registration Statement will register the resale of the shares by Mammoth into the market, the issuance of the shares by the Company to Mammoth will be a private placement of securities.

The shares of common stock issuable pursuant to the Purchase Agreement will be issued pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and rules and regulations promulgated thereunder.

The disclosures relating to the Purchase Agreement and the RRA do not purport to be a complete description of either agreement, and they are qualified in their entirety by reference to the agreements themselves, which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01.

Regulation FD Disclosure.

On November 18, 2010, the Company issued a press release relating to the entry into the Purchase Agreement and RRA. The press release is attached hereto as Exhibit 99 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this section of this Report shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.   Financial Statements and Exhibits

(a)

Financial Statements

None.

(b)

Exhibits

99.1

Common Stock Purchase Agreement

99.2

Registration Rights Agreement

99.3

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medizone International, Inc.
Date: November 22, 2010	By: /s/ Edwin G. Marshall Edwin G. Marshall Chairman of the Board and Chief Executive Officer (Principal Executive Officer)